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                                                                     EXHIBIT 8.1


DCG/vph/307246/d.342438

[            ], 1997

Iridium World Communications Ltd
Clarendon House
Church Street
Hamilton HM 11
Bermuda


Dear Sirs,

IRIDIUM WORLD COMMUNICATIONS LTD. (THE "COMPANY")

We have acted as special Bermuda legal counsel to the Company in connection with an initial public offering of certain shares of Class A Common Stock in the Company as described in the U.S. and International Prospectuses contained in the Company's registration statement on Form S-1 (registration number
333-23419) filed with the U.S. Securities and Exchange Commission (the
"Commission" on [   ] June, 1997 which is hereunder after defined as the
"462(b) Registration Statement", which term does not include any exhibits or schedules or documents incorporated by reference therein) other than the The Company's Registartion Statement on Form S-1 registration number 333-23419 and the amendments thereto filed on March 17, 1997 and the amendments thereto by the Company with the Commission on April 18, 1997, April 25, 1997 and
May 9, 1997.

For the purposes of giving this opinion, we have examined and relied upon the 462(b) Registration Statement and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies of documents (whether or not certified), (b) the





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accuracy and completeness of all factual representations made in the 462(b)
Registration Statement and other documents reviewed by us, (c) the authority of all persons signing any documents reviewed by us, (d) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein.

We have made no investigation of and expressed no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

On the basis of, and subject to, the foregoing, we are of the opinion that the statements set forth under the heading "Tax Considerations--Bermuda Law" in so far as they purport to describe provisions of Bermuda law are accurate in all material respects.

We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an exhibit to the 462(b) Registration Statement. We also consent to the reference to our firm under the section entitled "Tax Considerations" in the 462(b) Registration Statement.

Yours faithfully,




CONYERS DILL & PEARMAN